EXHIBIT 99.1
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                              News Release

                                LANDAUER


                          For Immediate Release

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                    LANDAUER ANNOUNCES ACQUISITION OF
                REMAINING INTEREST IN LCIE-LANDAUER, LTD.

 For Further Information Contact:       James M. O'Connell
                                        Vice President, Treasurer and CFO

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GLENWOOD, ILLINOIS, APRIL 29, 2004 ... LANDAUER, Inc. (NYSE symbol LDR)
announced today that it has acquired the remaining 49% interest in LCIE-Landauer, Ltd. owned by Laboratoire Central Industries des Electriques ("LCIE"), a subsidiary of Bureau Veritas, for $10.4 million in cash. Landauer currently owns a 51% interest in LCIE-Landauer, Ltd. The LCIE-Landauer joint venture was formed two years ago under an agreement whereby Landauer contributed its U.K. radiation monitoring business and LCIE contributed its radiation monitoring business located in France. Additionally, the joint venture included purchase of the Philips France radiation monitoring business, as well as installation of Landauer's InLightTM dosimetry system manufactured by Matsushita Industrial Equipment Company. InLight utilizes Landauer's proprietary optically stimulated luminescence ("OSL") technology and is marketed exclusively by Landauer to small and mid-sized dosimetry service providers.

LCIE-Landauer is one of the largest dosimetry services in Europe with estimated fiscal 2004 revenues of more than $7.5 million. Landauer President and CEO, Brent Latta, stated, "Acquiring full ownership of LCIE-Landauer, Ltd. furthers our international growth strategy. While providing a substantial base of business it also provides the infrastructure and laboratory operation to grow market share in Europe. This acquisition of the remaining interest in LCIE-Landauer is expected to be accretive to earnings in the second half of fiscal 2004."

The purchase price was based on provisions contained in the original joint venture agreement. In addition to the contribution of the Company's U.K. business with annual revenues of approximately $1.5 million, Landauer's investment in LCIE-Landauer approximates $11.5 million, after giving effect to the current acquisition. Revenues from the LCIE contribution in France are expected to be slightly more than $6 million in fiscal 2004. The acquisition will be financed in part through an unsecured international credit facility in the amount of $25 million provided by LaSalle Bank N.A.

ABOUT LANDAUER, INC.

Landauer is the leading provider of analytical services to determine personal exposure to occupational and environmental radiation. For almost 50 years, the Company has provided complete radiation dosimetry services to hospitals, medical and dental offices, universities, national laboratories, and other industries in which radiation poses a potential threat to employees. Landauer's services include the manufacture of various types of radiation detection monitors, the distribution and collection of the monitors to and from clients, and the analysis and reporting of exposure findings.

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       Landauer, Inc.   2 Science Road    Glenwood, IL  60425-1586
       Phone 708.755.7000   Fax 708.755.7011   www.landauerinc.com


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LANDAUER, INC.                                               ADD 1


SAFE HARBOR STATEMENT

Certain of the statements made herein constitute forward looking statements that are based on certain assumptions and involve certain risks and uncertainties, including, without limitation, assumptions, risks and uncertainties associated with the Company's introduction of the InLight technology, the adaptability of optically stimulated luminescence ("OSL") technology to new platforms and formats, the cost associated with the Company's research and business development efforts, the usefulness of older technologies, the anticipated results of operations of the Company and its subsidiaries or ventures, the valuation of the Company's long lived assets or business units relative to future cash flows, the Company's market position, changes in postal and delivery practices, the Company's business plans, anticipated revenue and cost growth, the risks associated with conducting business internationally, other anticipated financial events, the effects of changing economic and competitive conditions, foreign exchange rates, government regulations, accreditation requirements, and pending accounting pronouncements. Such assumptions may not materialize to the extent assumed and such risks and uncertainties may cause actual results to differ from anticipated results. Such risks and uncertainties may also result in changes to the Company's business plans and prospects, could create the need from time to time to write down the value of assets or otherwise cause the Company to incur unanticipated expenses, affect the expected accretion to earnings from the acquisition described herein, or impair the Company's ability to enhance its market position in Europe. Additional information may be obtained by reviewing the information set forth under the caption "Significant Risk Factors" in the Company's Annual Report on Form 10-K for the year ended September 30, 2003 and other reports filed by the Company from time to time with the Securities and Exchange Commission.




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